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                                                                   Exhibit 10.54

                             SETTLEMENT AGREEMENT
                        AND FULL RELEASE OF ALL CLAIMS

     THIS SETTLEMENT AGREEMENT AND FULL RELEASE OF ALL CLAIMS ("Agreement"), made as of the 27th of October by and between NewSub Services, Inc., a corporation organized under the laws of the State of Connecticut ("Employer"), and Kevin Manion an individual who is resident at the address appearing in
Section 18 below ("Employee").

                                  WITNESSETH:

     WHEREAS, the Employee has been employed by the Employer on the terms and subject to the conditions of the letter agreement dated July 20, 1998, between the Employer and the Employee (the "Employment Agreement"), a copy of which is attached as Exhibit A; and

     WHEREAS, the Employee and the Employer wish to establish the terms and conditions governing the termination of the Employment Agreement and Employee's separation from the Employer;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties do hereby agree as follows:

     1.   Termination of Employment Agreement.  Effective immediately the
          -----------------------------------
Employment Agreement shall terminate. Employee shall continue to be employed by Employer until the close of business on the earlier of December 31, 1999 or the Completion Date as defined below (the "Effective Date"), when Employee's employment relationship with Employer shall terminate. Except as set forth below, the Employee shall not be entitled to any compensation, benefits or other rights by reason of the Employment Agreement, his employment relationship with the Employer on or prior to the Effective Date or otherwise.

          (a)  Accrued Salary and Benefits.  The Employer shall pay the Employee
               ---------------------------
his salary for the period from the date of this Agreement through the Effective Date in accordance with its normal payroll policy. Employee shall use his nine
(9) accrued but unused vacation days prior to the Effective Date and shall not receive additional compensation for such days. In addition, the Employee shall be entitled to his accrued benefits as of the Effective Date under the NewSub Services, Inc. 401(K) Profit Sharing Plan and to his profit sharing contribution for 1999 to the extent, if any, that such contribution is paid to participants in the 401K Profit Sharing Plan with respect to 1999.

          (b)  Contractual Obligations.  Until the Effective Date, Employee will
               -----------------------
use his best efforts to complete the projects ("Projects") specified on Exhibit B ("Employment Services"). Employer will provide Employee with prompt written notice if Employer determines (i) Employee is not devoting his best efforts to completion of the Projects or (ii) Employee has completed the Projects. Determination of (A) failure to devote best efforts and (B) the date on which Employee has completed the Projects ("Completion Date") shall be made in good faith on behalf of Employer by Stuart Bell, a Director of Employer. The Employment Services shall be performed (i) through October 29, 1999 at

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Employer's offices at Stamford, Connecticut (the "Offices"); and (ii) from
November 1, 1999 through December 31, 1999 at such locations as Employee shall reasonably determine. Notwithstanding the foregoing, with respect to the performance of Employment Services from November 1, 1999 to December 31, 1999, Employee must be reasonably available during business hours and must use his best efforts to perform the Employment Services, and Employee must, upon reasonable advance request from Employer, perform the Employment Services in the Offices during business hours.

          After the Effective Date and prior to June 1, 2000, Employee will hold himself available to render at the request of Employer, independent advisory and consulting services, to the best of his ability for a total of sixteen (16) hours for the purpose of training any individual designated by Employer as a successor Chief Financial Officer to Employee ("Consulting Services"). The sixteen (16) hours of Consulting Services shall be scheduled on two separate days to be selected at Employer's discretion upon not less than five days notice to Employee. The Employer may not schedule such hours (i) between 10:00 p.m. and 8:00 a.m., (ii) during the weekday hours of 8:30 a.m. to 5:30 p.m. if it would interfere with Employee's then current employment responsibilities; and
(iii) on federal holidays and holiday weekends. The Consulting Services shall be performed at the Offices or such other location as the parties may agree.

          The Employment Services and Consulting Services (collectively, "Services") shall be performed in compliance with all applicable laws, Employer's Articles of Incorporation and By-laws and the terms and conditions of this Agreement.

          (c)  Contractual Benefits.  In consideration of the full and final
               --------------------
settlement and release of all Employee's potential claims and the performance of
Services: Employer shall (i) pay Employee two payments of Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33) per month to be paid on the Employer's normal payroll dates during the months of January, February and March 2000 and one payment of Five Thousand and 02/100 Dollars ($5,000.02) to be paid on April 15, 2000 (for an aggregate of Fifty-Five Thousand Dollars ($55,000)); and (ii) effective January 3, 2000, forgive the unpaid principal amount and accrued and unpaid interest under the Commercial Promissory Note, dated May 4, 1999 having an original principal amount of One Hundred Fifty Thousand Dollars ($150,000), with Employee, as payor, and Employer, as payee, a copy of which is attached as Exhibit C.

          (d)  Additional Contractual Benefits.  From the date of this Agreement
               -------------------------------
through the Effective Date, Employee shall be permitted to use his current cell telephone, office voice mail and office e-mail in accordance with Employer's policy. From the Effective Date until the earlier of June 1, 2000 or the completion of Services, Employee shall be permitted, in connection with the performance of Services and at Employer's reasonable expense, to use his current or an equivalent cellular telephone and his office voice mail.

          (e)  Health Care Continuation Coverage.  Pursuant to the Consolidated
               ---------------------------------
Omnibus Budget Reconciliation Act, as amended ("COBRA"), Employee elects effective on the Effective Date to continue coverage under the Employer's medical and dental plan as in effect from time to time. Employer will provide Employee, and Employee will complete, any documentation required to perfect Employee's election. Until the earlier of June 1, 2000 or the date Employee becomes eligible for medical and/or dental coverage under a medical plan provided by another employer, Employer will reimburse Employee for the cost of such COBRA continuation coverage. Employee will notify Employer within five days of his becoming eligible under such alternate medical and/or dental

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coverage.

     2.   Deductions and Withholding.  Any amounts payable by the Employer to
          --------------------------
the Employee pursuant to paragraph 1 shall be subject to such deductions and withholding as may be agreed to by the Employee or required by applicable law.

     3.   Business Expenses.  On or before January 31, 2000, the Employee shall
          -----------------
submit for reimbursement by the Employer any and all business expenses incurred in the performance of his duties pursuant to the Employment Agreement or the performance of the Employment Services, which expenses shall be reimbursed by the Employer in accordance with its normal employee expense reimbursement policy.

     4.   Reference and Announcement.  Employer agrees to provide a reference
          --------------------------
for Employee when Employee refers prospective employers to Employer's Vice President, Human Resources. Employer will provide prospective employers with the Employee's dates of work, position and salary. On or after October 29, 1999, Employer will issue the announcement of Employee's departure from Employer set forth on Exhibit D1.

     5.   Cooperation.  The Employee agrees to make himself reasonably available
          -----------
to the Employer to respond to requests by the Employer for information pertaining to or relating to Employer which may be within the knowledge of the Employee. The Employee will cooperate fully with the Employer in connection with any and all existing or future litigations or investigations brought by or against Employer, its owners, parents, affiliates, officers, managers, directors, employees, former employees, shareholders, subsidiaries, subdivisions, agents, attorneys, representatives, trustees, predecessors, successors and assigns ("Employer Group") whether administrative, civil or criminal in nature, in which and to the extent the Employer deems the Employee's cooperation necessary. The Employer will compensate Employee at an hourly rate of Two Hundred ($200) Dollars for time spent and reimburse the Employee for reasonable out-of-pocket expenses incurred as a result of such cooperation. The Employee will also notify Employer in the event that he is subpoenaed in any such proceedings and will provide the Employer with a copy of such subpoena. Nothing herein shall prevent the Employee from communicating with or participating in any government investigation.

     6.   Anti-Disparagement.  The Employee agrees, subject to any obligations
          ------------------
he may have under applicable law, that he will not make or cause to be made any statements that disparage, are inimical, or damage the reputation of Employer or any other member of Employer Group. The Employer agrees, subject to any obligations it may have under applicable law, that it will not make or cause to be made any statements that disparage are inimical, or damage the reputation of Employee. Employer acknowledges that the provisions of this Section 6 are not intended to prevent Employee from contacting any persons or entities in connection with Employee's search for employment and, subject to the requirements of Section 8, recounting his work experiences, job responsibilities and performance. Employer and Employee agree that the issuance of the statement set forth in Exhibit D2 by either party shall not constitute a breach of this
Section 6.

     7.   Resignation.  The Employee resigns as an officer of the Employer and
          -----------
any member of Employer Group for which he serves as an officer effective as of the earlier of the Effective Date or the date the Employer requests his resignation in writing.

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     8.   Confidentiality.  Notwithstanding anything in this Agreement, the
          ---------------
terms and conditions of the Confidentiality Agreement signed by the Employee on August 31, 1998 ("Confidentiality Agreement"), a copy of which is attached as Exhibit E, shall remain in full force and effect on and after the Effective Date. The Employee represents that he has or, prior to the conclusion of his performance of the Services, will have returned to the Employer all memoranda, notes, records and all other tangible objects or documents pertaining to the business of the Employer which he is required to return upon Employer's request, pursuant to paragraph 5 of the Confidentiality Agreement. The Employee shall keep this Agreement confidential and shall not reveal its contents to anyone except his immediate family, his financial or tax consultant and his attorney.

     9.   Non-Compete.  Employee agrees, that until December 20, 2000, he will
          -----------
not be an officer, director, consultant, employee, owner, partner, principal, associate, joint venturer or security holder of, or otherwise render services to or have an ownership or capital interest in, any organization or enterprise which conducts a business in the United States of America competitive with that carried on from time to time by Employer from July 20, 1998 until March 31, 2000 except that Employee may hold a passive investment of stock of less than five percent (5%) of outstanding shares in a corporation whose shares are publicly traded. Employer will respond in good faith to Employee's inquiries (provided they are accompanied by sufficient information) regarding whether prospective employers of Employee are considered by Employer to be competitors of Employer.

     10.  Acknowledgement of No-Fault.  Neither the negotiation, undertaking,
          ---------------------------
agreement, nor execution of this Agreement shall constitute or operate as an acknowledgement or admission of any wrongdoing or violation of any law, contract, regulation or statute by Employer or any person acting on behalf of it in any capacity whatsoever.

     11.  No Claims Permitted.  Employee waives his right to file any charge or
          -------------------
complaint arising out of the Employment Agreement or his employment with or separation from Employer on his own behalf against Employer or any member of Employer Group, before any federal, state, or local court or administrative agency, except to the extent such waivers are prohibited by law. This Agreement, however, does not prevent Employee from filing a charge with the Equal Employment Opportunity Commission concerning claims of discrimination, although Employee waives his right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on behalf of Employee under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, or any other federal or state discrimination law, except where prohibited by law. Employee confirms that no charge, complaint, or action exists in any forum or form.

     12.  No Participation in Claims.  Employee understands that if this
          --------------------------
Agreement were not signed, he would have the right to voluntarily assist other individuals or entities in bringing claims against Employer. Employee further understands and agrees that, unless prohibited by law, he waives such right and will not provide any such voluntary assistance.

     13.  Release of Claims.
          -----------------

          (a) Acknowledgement.  The Employee understands that there are various
              ---------------
federal,

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state and local laws that prohibit employment discrimination on the basis of age, sex, race, color, national origin, religion, handicap, veteran status and other protected categories and that these laws are enforced through various federal, state and local agencies. The Employee represents that he intends to give up any and all rights and claims that he may have under these or any other laws with respect to his employment or the termination of the Employment Agreement.

          (b)  Full Release of Claims. Employee agrees, on behalf of himself and
               ----------------------
his heirs, executors, administrators, representatives, successors and assigns, in consideration of the terms and conditions set forth in this Agreement to fully and forever release Employer and each member of the Employer Group (as defined in Section 5) from any and all claims, damages, actions, causes of action, losses, liabilities, costs and expenses of any nature whatsoever, including, without limitation, court costs and attorneys' fees, whether or not now known, claimed or suspected, fixed or contingent, in law or at equity (hereinafter collectively referred to as "Claims") which he now has, has ever had, has ever claimed to have had or may have against Employer or any member of the Employer Group from the beginning of the world to the date that he executes this Agreement, including, but not limited to: any and all Claims arising directly or indirectly out of Employee's employment relationship with Employer, including, but not limited to, alleged violations of the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974, as amended; the Immigration Reform Control Act, as amended; the Americans With Disabilities Act of 1990, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Family and Medical Leave Act of 1993, as amended; the Fair Labor Standards Act, as amended; the Occupational Safety and Health Act, as amended; the Consolidated Omnibus Budget Reconciliation Act, as amended; the Connecticut Human Rights and Opportunities Law, as amended; the Connecticut Wage Hour and Wage Payment Law, as amended; the Connecticut Family and Medical Leave Act, as amended; any other federal, state or local civil or human rights law or any other local, state or federal law, regulation, charter provision or ordinance; any public policy, contract, tort, or common law; and including any potential claim for costs, fees, or other expenses including attorneys' fees incurred in these matters. Employee agrees to indemnify and hold harmless Employer and each member of the Employer Group from the costs of any such action that may be brought. Employee acknowledges that certain states provide that a general release of claims does not extend to claims which the person executing the release does not know or suspect to exist in his favor at the time of executing the release which, if known, may have materially affected his entering into this Agreement. Being aware that such statutory protection may be available to him, Employee expressly, voluntarily and knowingly waives any arguable benefit or protection of any such statute in executing this Agreement.

          (c)  Benefits.  The Employee understands that this release in no way
               --------
affects any rights that he may have for payments and benefits set forth in this Agreement.

          (d)  Availability of Counsel.  The Employee acknowledges that he was
               -----------------------
given twenty-one (21) days to review a copy of this Agreement and consider whether or not to sign it and that he was encouraged by the Employer verbally and in writing to consult an attorney during such twenty-one (21) day period about this Agreement and this release.

          (e)  Ability to Revoke.  The Employee understands that for a period of
               -----------------
seven (7) days following his execution of this Agreement, he may revoke this Agreement by doing so in writing

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and that the Agreement will not become enforceable or effective until the revocation period has expired.

     14.  No Hiring.  Employee shall not prior to December 20, 2000, solicit,
          ---------
offer or in any way encourage any employee, consultant or agent of Employer to leave work for employment by Employee, an entity controlled by Employee or Employee's employer.

     15.  Arbitration.  In the event of any controversy or claim arising out of
          -----------
this Agreement raised by either party, the party raising the dispute will promptly notify the other party in writing of the nature of the dispute and the factual background. Within the fifteen (15) calendar day period following such notice, the parties will initiate an attempt in good faith to reach a reasonable solution to the dispute. If the dispute cannot be amicably resolved within thirty (30) calendar days of written notification, then either party may seek by written notice to resolve said dispute by arbitration before a panel of three
(3) arbitrators, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"), which shall designate the process for nominating arbitrators. The place of arbitration shall be Stamford, Connecticut. Each party shall provide to the arbitrators, no later than fifteen (15) calendar days following the date of the appointment of the complete panel, a statement, including all supporting documents or other evidence on which such party relies as to why it believes that the dispute should be resolved in its favor, and all such materials and any other materials provided to the arbitrator by either party shall simultaneously be provided by such party to the other party. Within twenty (20) calendar days after the submission of such statements by all parties, the arbitrators shall hold a hearing with respect to the dispute. At such hearing, the arbitrators may, in their sole discretion, allow the parties additional arguments or submit any additional materials to support the position taken in their respective statements. The arbitrators shall enter an award within fifteen (15) calendar days following the hearing provided for herein. Nothing shall preclude either party from making an application to the arbitrators, for good cause, to expedite the proceedings, nor restrict the arbitrators from granting such an application. In addition to such other relief as the arbitrator may award, the arbitrators shall award to the prevailing party its reasonable attorney's fees and expenses, and all other costs associated with the arbitration. The award rendered by the arbitrators shall be final, and judgement may be entered upon it in accordance with applicable law in any court having jurisdiction hereof. Any disputes arising under the Agreement outside the purview of this section will be governed by the laws of the State of Connecticut and settled by a court situated in the county of Fairfield County, Connecticut without reference to conflict of law principles, and the parties hereby consent to the exclusive jurisdiction of the federal courts located in Fairfield County, Connecticut therefor. Any disputes relating the to the interpretation of this paragraph shall be resolved by the AAA, and, upon appointment of a complete arbitration panel, by the arbitrators.

     16.  Choice of Law.  The terms of this Agreement shall be interpreted in
          -------------
accordance with the laws of the State of Connecticut without reference to conflict of law principles.

     17.  Severabililty.  If any term or provision of this Agreement or the
          -------------
application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to such person, entity or circumstance other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted under the law.

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     18.  Notices.  Any notices, waivers and other communications required or
          -------
permitted hereunder shall be in writing and shall be deemed to be fully given when delivered by hand or twenty-four (24) hours after being dispatched by recognized overnight courier or mail service, addressed to the party to whom the notice is intended to be given at the following or such other address as either party may designate by like notice:

Employer:                                               Employee:

NewSub Service, Inc.                                    Kevin Manion
Four High Ridge Park                                    4 Minute Man Hill
Stamford, CT 06905                                      Westport, CT 06880
Attention: Michael Loeb

     19.  Further Assurances.  Each of the parties covenants and agrees that,
          ------------------
subsequent to the execution and delivery of this Agreement and without any additional consideration, each of them will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

     20.  Captions.  Titles and headings in this Agreement are for convenience
          --------
of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     21.  Entire Agreement.  Employee acknowledges that in executing this
          ----------------
Agreement he does not rely and has not relied upon any representation or statement not set forth herein with regard to the subject matter, basis or effect of this Agreement. This Agreement sets forth the entire agreement between Employee and Employer, and fully supersedes any prior agreements or understandings between the parties. No other promises or agreements shall be binding unless signed in writing by Employee and Employer. Employee represents he has consulted competent legal counsel of his own choosing before signing this Agreement, has read the Agreement and has been fully and fairly advised by his attorney as to the terms and meaning of the Agreement.

     BEFORE SIGNING THIS AGREEMENT, THE EMPLOYEE STATES THAT: HE HAS READ IT; HE HAS HAD AN OPPORTUNITY TO CONSIDER ITS TERMS; HE UNDERSTANDS IT AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS; HE MEANS EVERYTHING

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THAT HE HAS SAID IN IT; HE IS AWARE OF HIS RIGHT TO CONSULT AN ATTORNEY BEFORE
SIGNING IT AND HAS DONE SO; AND HE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYER                                    EMPLOYEE
NewSub Services, Inc.                       Kevin Manion
By: /s/ Michael Loeb                        /s/ Kevin Manion
    ---------------------------------       --------------------------------
    Title: President
Dated: October 27, 1999                     Dated: October 27, 1999
       ------------------------------              -------------------------


STATE OF CONNECTICUT     )
                         )         ss.
COUNTY OF FAIRFIELD      )


     Before me, the undersigned, this 27/th/ day of October, 1999, personally appeared Michael Loeb, the President of NewSub Services, Inc., and he as signer and sealer of the foregoing instrument, acknowledged the execution to be on behalf of the corporation.

     In Witness Whereof, I hereunto set my hand



                              /s/ Susan Koral
                              ---------------
                              Notary Public
                              My Commission Expires: 5/31/2003
                              Commissioner of the Superior Court

STATE OF CONNECTICUT          )
                              )     ss.
COUNTY OF FAIRFIELD           )

     Before me, the undersigned, this 27/th/ day of October, 1999, personally appeared, known to me to be the individual Kevin Manion and he as signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed.

     In Witness Whereof, I hereunto set my hand



                              /s/ Susan Koral
                              ---------------
                              Notary Public
                              My Commission Expires: 5/31/2003
                              Commissioner of the Superior Court

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